      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 9, 2000

                                                   REGISTRATION NO. 333-________

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                           --------------------------


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           --------------------------

                              OPTIO SOFTWARE, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

             GEORGIA                                        58-1435435
  (State or Other Jurisdiction of                        (I.R.S. Employer
   Incorporation or Organization)                       Identification Number)

                               3015 WINDWARD PLAZA
                              WINDWARD FAIRWAYS II
                            ALPHARETTA, GEORGIA 30005
          (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES, INCLUDING ZIP CODE)

                         ------------------------------


                    OPTIO SOFTWARE, INC. STOCK INCENTIVE PLAN
                OPTIO SOFTWARE, INC. DIRECTORS' STOCK OPTION PLAN
                             AND OTHER STOCK OPTIONS
                            (FULL TITLE OF THE PLANS)

                         ------------------------------


            C. WAYNE CAPE                                  COPY TO:
  PRESIDENT AND CHIEF EXECUTIVE OFFICER             WARD S. BONDURANT, ESQ.
         OPTIO SOFTWARE, INC.                  MORRIS, MANNING & MARTIN, L.L.P.
          3015 WINDWARD PLAZA                    1600 ATLANTA FINANCIAL CENTER
          WINDWARD FAIRWAYS II                      3343 PEACHTREE ROAD, N.E.
       ALPHARETTA, GEORGIA 30005                    ATLANTA, GEORGIA 30326
            (770) 576-3500                              (404) 233-7000

         (NAME AND ADDRESS AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                              AGENT FOR SERVICE.)

                        --------------------------------

                         CALCULATION OF REGISTRATION FEE


-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
                                                                         Proposed Maximum    Proposed Maximum
        Title of Securities                             Amount to be      Offering Price     Aggregate Offering       Amount of
         to be Registered                               Registered(1)       Per Share              Price          Registration Fee
-----------------------------------------------------------------------------------------------------------------------------------
Common Stock Issuable under Stock Incentive Plan         6,164,908             $2.79(2)         $17,200,093           $4,540.82
-----------------------------------------------------------------------------------------------------------------------------------
Common Stock Issuable under Stock Incentive Plan         6,335,092            $6.625(3)         $41,969,985           11,080.08
-----------------------------------------------------------------------------------------------------------------------------------
Common Stock Issuable under Directors' Stock Option Plan    30,000            $10.00(2)            $300,000               79.20
-----------------------------------------------------------------------------------------------------------------------------------
Common Stock Issuable under Directors' Stock Option Plan   270,000            $6.625(3)          $1,788,750              472.23
-----------------------------------------------------------------------------------------------------------------------------------
Common Stock Issuable outside Plans                      3,917,500             $0.32(2)          $1,253,600              330.95
-----------------------------------------------------------------------------------------------------------------------------------
                                              TOTAL     16,717,500                                                   $16,503.28
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------


-----------
(1) An undetermined number of additional shares are hereby registered and may be issued, or the shares registered hereunder may be combined into an undetermined lesser number of shares, pursuant to the adjustment provisions of the Plans.

(2) Computed in accordance with Rule 457(h) solely for the purpose of calculating the registration fee. Computation based on the weighted average per share price (rounded to the nearest cent) of options granted under the referenced plan or outside, the shares issuable under which are registered hereby.

(3) Computed in accordance with Rule 457(c) based on the high and low prices of the common stock offered hereby on The Nasdaq National Market on June 2, 2000. Represents shares reserved for options not yet granted.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The documents containing the information specified in Part I will be sent or given to employees, key persons and non-employee directors of Optio Software, Inc. (the "Company") as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). In accordance with the instructions of Part I of Form S-8, these documents will not be filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute the prospectus as required by Section 10(a) of the Securities Act.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.       INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed with the Commission are incorporated herein by reference:

         (a) Annual Report on Form 10-K filed April 28, 2000 for the year ended January 31, 2000;

         (b) Proxy Statement for the 2000 Annual Meeting of Stockholders, filed May 26, 2000;

         (c)  Current Report on Form 8-K, filed April 10, 2000; and

         (d) the description of the Company's common stock, no par value per share ("Common Stock") contained in the Company's Registration Statement on Form 8-A, filed with the Commission on December 9, 1999 (Registration No. 001-15529).

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the termination of the offering of the shares of Common Stock offered hereby shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof.

         The Company hereby undertakes to provide without charge to each person to whom this Prospectus has been delivered, upon the written or oral request of any such person, a copy of any and all of the foregoing documents incorporated herein by reference (other than exhibits to such documents which are not specifically incorporated by reference into the information that this Prospectus incorporates). Written or telephone requests should be directed to Barron Hughes, Optio Software, Inc., 3015 Windward Plaza, Windward Fairways II, Alpharetta, Georgia 30005; (770) 576-3500.

ITEM 4.       DESCRIPTION OF SECURITIES.

         Because the securities to be awarded pursuant to this registration statement are registered under Section 12 of the Securities Exchange Act of 1934, this item is inapplicable.

ITEM 5.       INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Legal matters in connection with the shares of Common Stock were passed upon by Morris, Manning & Martin, L.L.P., Atlanta, Georgia.

ITEM 6.       INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Company's Amended and Restated Articles of Incorporation provide that the liability of the Company's directors for monetary damages shall be eliminated to the fullest extent permissible under the Georgia Business Corporation Code (the "GBCC") and that the Company may indemnify its officers, employees and agents to the fullest extent permitted under the GBCC.

         The Company's Amended and Restated Bylaws provide that the Company must indemnify its directors against all liabilities to the fullest extent permitted under the GBCC and that it must advance all reasonable expenses incurred in a proceeding in which the director was either a party or a witness because he or she was a director.

         The GBCC provides that, in general, a corporation may indemnify an individual who is or was a party to any proceeding (other than action by, or in the right of, such corporation) by reason of the fact that he or she is or was a director of the corporation, against liability incurred in connection with such proceeding, including any appeal thereof, provided certain standards are met, including that such officer or director acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and provided further that, with respect to any criminal action or proceeding, the officer or director had no reasonable cause to believe his or her conduct was unlawful. In the case of proceedings by or in the right of the corporation, the GBCC provides that, in general, a company may indemnify an individual who was or is a party to any such proceeding by reason of the fact that he or she is or was a director of the corporation against reasonable expenses incurred in connection with such proceeding, if it is determined that the director has met the relevant standard of conduct. To the extent that any directors are successful on the merits or in the defense of any of the proceedings described above, the GBCC provides that a corporation is required to indemnify such officers or directors against reasonable expenses incurred in connection therewith. The GBCC further provides, in general, for the advancement of reasonable expenses incurred by a director who is a party to a proceeding if the director furnishes the corporation (1) a written affirmation of his good faith belief that he or she has met the standard of conduct under the GBCC or that the proceeding involves conduct for which liability has been eliminated under the corporation's articles of incorporation; and (2) a written undertaking to repay any advances if it is ultimately determined that he or she is not entitled to indemnification. In addition, the GBCC provides for the indemnification of officers, employees and agents in certain circumstances.

ITEM 7.       EXEMPTION FROM REGISTRATION CLAIMED.

         As no restricted securities are to be reoffered or resold pursuant to this Registration Statement, this item is inapplicable.

ITEM 8.       EXHIBITS.

         The following exhibits are filed with or incorporated by reference into this Registration Statement pursuant to Item 601 of Regulation S-K:


         Exhibit No.            Description
         -----------            -----------
         3.1            The Company's Amended and Restated Articles of
                        Incorporation (incorporated by reference to Exhibit 3.1
                        to the Company's Registration Statement on Form S-1,
                        filed with the Commission on October 15, 1999,
                        Registration Number 333-89181).

         3.2 The Company's Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to the Company's
                        Registration Statement on Form S-1, filed with the Commission on October 15, 1999, Registration Number
                        333-89181).

         5.1 Opinion of Morris, Manning & Martin, L.L.P., as to the legality of the securities being registered.

         10.1 Optio Software, Inc. Stock Incentive Plan (incorporated by reference to Exhibit 10.1 to the Company's
                        Registration Statement on Form S-1, filed with the Commission on October 15, 1999, Registration Number
                        333-89181).

         10.2           Optio Software, Inc. Directors' Stock Option Plan
                        (incorporated by reference to Exhibit 10.2 to the Company's Registration Statement on Form S-1, filed with the Commission on October 15, 1999, Registration Number
                        333-89181).

         10.3 Form of Option Grant Agreement prior to adoption of the Optio Software, Inc. Stock Incentive Plan

         23.1           Consent of Ernst & Young LLP


         23.2           Consent of Morris, Manning & Martin, L.L.P. (included in
                        Exhibit 5.1).



ITEM 9.       UNDERTAKINGS.

         (a)  The undersigned Registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                   (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                   (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                   (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

              (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

              (3) To remove from the registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Alpharetta, State of Georgia, on this the 9th day of June, 2000.

                                  OPTIO SOFTWARE, INC.

                                  By: /s/ C. Wayne Cape
                                     -------------------------------------
                                     C. Wayne Cape
                                     President and Chief Executive Officer

         Pursuant to the requirements of the Securities Act this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

  /s/ C. Wayne Cape          President, Chief Executive Officer    June 9, 2000
--------------------------   and Director (Principal Executive
C. Wayne Cape                Officer)

 /s/ F. Barron Hughes        Chief Financial Officer, Secretary    June 9, 2000
--------------------------   and Treasurer  (Principal Financial
F. Barron Hughes             and Accounting Officer)


/s/ David Dunn-Rankin        Director                              June 9, 2000
-------------------------
David Dunn-Rankin


 /s/ Mitchel J. Laskey       Director                              June 9, 2000
-------------------------
Mitchel J. Laskey

                                 EXHIBIT INDEX

                   EXHIBITS INCORPORATED HEREIN BY REFERENCE


  Designation of Exhibit.               Description of Exhibit
  -----------------------               ----------------------
         3.1                 The Company's Amended and Restated Articles of
                             Incorporation (incorporated by reference to Exhibit
                             3.1 to the Company's Registration Statement on Form
                             S-1, filed with the Commission on October 15, 1999,
                             Registration Number 333-89181).

         3.2                 The Company's Amended and Restated Bylaws
                             (incorporated by reference to Exhibit 3.2 to the Company's Registration Statement on Form S-1, filed with the Commission on October 15, 1999,
                             Registration Number 333-89181).

         10.1                Optio Software, Inc. Stock Incentive Plan
                             (incorporated by reference to Exhibit 10.1 to the Company's Registration Statement on Form S-1, filed with the Commission on October 15, 1999,
                             Registration Number 333-89181).

         10.2                Optio Software, Inc. Directors' Stock Option Plan
                             (incorporated by reference to Exhibit 10.2 to the Company's Registration Statement on Form S-1, filed with the Commission on October 15, 1999,
                             Registration Number 333-89181).



                            EXHIBITS FILED HEREWITH


  Designation of Exhibit.               Description of Exhibit
  -----------------------               ----------------------

         5.1 Opinion of Morris, Manning & Martin, L.L.P., as to the legality of the securities being registered.

         10.3 Form of Option Grant Agreement prior to adoption of the Optio Software, Inc. Stock Incentive Plan

         23.1                Consent of Ernst & Young LLP

         23.2                Consent of Morris, Manning & Martin, L.L.P.
                             (included in Exhibit 5.1).
